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                 Business Development Agreement

This agreement is entered into by and between George Tannous and Donald Dayer on November 19, 1999. The purpose of this agreement is to offer full disclosure as to the purpose and intent of both parties as follow:

1.    George Tannous is the owner of the name Bidbay.com.
2. Bidbay.com is used as an online auction community similar to ebay.com
3. Bidbay.com is developed as an online auction site similar to ebay.com
4. Donald Dayer posses expertise in business development, marketing, advertising, management, and any other skills needed to make a business successful.
5. Donald Dayer wishes to develop bidbay.com to be a direct competitor to ebay.com
6.    Donald Dayer wishes to consult daily with George
      Tannous as to the business' development including but not limited to incorporation, advertising, marketing, technical, site servers, user acquisition, and any other factors necessarily to have bidbay.com become a well known entity on the World Wide Web, and to place bidbay.com in a position in order for it to be publicly traded.
7. George Tannous agrees to the site development and to the paragraph's stated above.
8. Both Donald Dayer and George Tannous agree that from time to time, and for the benefit of the business, other decisions need to be implemented and enforced.
9.    Both Donald Dayer and George Tannous agree that
      George Tannous will be the final decision maker in implementing anything whatsoever discussed as to the benefit of the business.

For their mutual agreement as stated above, both Donald
Dayer and George Tannous agree to compensate Donald Dayer a fee of One Million Five Hundred thousand US dollars as follows:
      a. From every dollar that is generated to the company whether it be in the form of revenue or capital investment, Donald Dayer is t receive
            29% until the stated 1.5 million dollars stated in the paragraph above is met.
      b.    The compensation could be less than the stated
            29% mentioned above as long as it is agreed upon by both parties.
      c. The 1.5 million stated above cold be lessoned or increased as long as agreed by the parties.
      d.    When Bidbay.com is incorporated, the
            corporation is to adhere to this contract.

By their mutual agreement, this contract is signed on November 19, 1999 in the city of Tujunga, State of California.


/s/ George Tannous                      /s/ Donald Dayer
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George Tannous                          Donald Dayer